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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2000

                             MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            OREGON                      0-27002                93-1011046
(STATE OR OTHER JURISDICTION OF       (COMMISSION             (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)       FILE NUMBER)        IDENTIFICATION NUMBER)

                             2600 PRINGLE ROAD, S.E.
                                 SALEM, OR 97302
                    (Address of principal executive offices)

                                 (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On January 31, 2000, the Company filed a Current Report on Form 8-K disclosing its acquisition of International DisplayWorks, Inc., a Delaware corporation ("IDW"), which is now a wholly owned subsidiary of the Company, and the Company's loan to IDW to finance the acquisition of MULCD Microelectronics Company Ltd. and IDW Shenzhen Technology Development Company Ltd., two companies organized under PRC law (collectively, the "PRC Companies").

Under Item 7 of Form 8-K, the Company is required to file audited financial statements for the PRC Companies with the Commission not later than 60 days after the date the initial Report on Form 8-K was due; in this case, by April 17, 2000. The Company now anticipates the audited financial statements will be filed no later than May 15, 2000.

The delay in completing the audit reflects the auditors' need to undertake additional sampling to verify the accuracy of the existing accounting records and books due to the differences in accounting and record-keeping systems for each of the fiscal years being audited, the need to verify price changes (adjustments) between delivery receipts and final invoices, the need to match delivery of supplies to invoices (often more than one delivery is reflected in a vendor invoice), the status of the PRC Companies' records under judicial administration, including a number of records being kept at the former parent's or other offices, among other factors, and lack of original invoices on site in many cases.

Further the Company has been advised by the auditors for the PRC Companies that the financial statements for the PRC Companies when issued will contain a going concern qualification. The going concern qualification relates to the facts that the auditors are (i) unable to verify with the PRC Companies' former parent and its affiliates (collectively "Former Parent") receivables on the books of the PRC Companies due from the Former Parent in the approximate amount of $39.3 million or accounts payable to the Former Parent in the amount of approximately $21.5 million and (ii) due to the existing judicial management procedure in Singapore affecting the Former Parent, the ability of the Former Parent to pay such receivables or the ability of the PRC Companies to offset such receivables against the accounts payable owing to the Former Parent. While the judicial managers for the Former Parent have indicated they will enter into a "novation agreement" that would allow the offset of the receivables against the accounts payable, such novation agreement cannot be entered until certain further action is taken in the judicial proceeding and, there is no assurance, that such agreement will be entered or that the Former Parent will otherwise have the resources to pay the receivables of the Former Parent held by the PRC Companies. The Company understands that as a matter of law, the PRC Companies cannot offset the receivables from the Former Parent against the accounts payable, absent such novation agreement. While such receivables and accounts payable are reflected in the PRC Companies financial statements for prior periods, except for approximately $2.3 million of accounts payable assumed by IDW HK in acquiring the PRC Companies, such receivables and accounts payables are neither an asset or liability of the PRC Companies on an ongoing basis.


Page 2-FORM 8-K

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ITEM 5. OTHER EVENTS

The Company's Annual Report on Form 10-k was due for filing with the SEC on March 31, 2000. The Company on April 3, 2000 filed a Form 12b-25 extending the filing date to April 17, 2000. The Company for the reasons cited in such Form 12b-25, including the need to verify the value of the Globalgate e-Commerce, Inc. investment, will not be able to file such report on April 17, 2000, and now expects such report to be filed between April 19 and 21, 2000. The Company has been advised by its auditors that their report covering the financial statements as of and for the year ended January 1, 2000 will contain a qualification as to going concern, based on the Company's capital, liquidity and lack of an operating business at January 1, 2000.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on March 31, 2000.

                                        MORROW SNOWBOARDS, INC.


                                        By:    /s/ P. BLAIR MULLIN
                                           -------------------------------
                                           P. Blair Mullin
                                           PRESIDENT AND CHIEF FINANCIAL OFFICER
                                           (PRINCIPAL EXECUTIVE, FINANCIAL AND
                                           ACCOUNTING OFFICER)


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